EXHIBIT 10.10


     CONSULTING AGREEMENT made as of February 8, 1996, by and between Hills Department Store Company, a Delaware corporation having its principal office at 15 Dan Road, Canton, Massachusetts ("Principal Office"), and Hills Stores Company (the "Company"), a Delaware corporation having its principal office at the Principal Office, and Chaim Y. Edelstein the ("Consultant"), who resides at the address specified in Schedule A.

     WHEREAS, Consultant is presently working for the Company, in a "Senior Advisory Position" as a consultant; and

     WHEREAS, the Company desires to secure the continued services of Consultant in such Senior Advisory Position, and Consultant is willing to continue to provide such services.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the Company and Consultant agree as follows:

     SECTION 1.  Engagement.
                 ----------

     The Company hereby agrees to continue to engage Consultant in the Senior Advisory Position, and Consultant hereby accepts such engagement. The Consul-tant agrees to commit a substantial portion of his professional time to pro-viding consulting services to the Company hereunder.

     SECTION 2.  Term.
                 ----

     The engagement of Consultant by the Company as provided in Section 1 shall continue to February 7, 1997.

     SECTION 3.  Compensation and Expenses.
                 -------------------------

          (a) Salary.
              ------
              Consultant shall receive the consulting fee, specified in Schedule
              A. Consultant will be paid in equal monthly installments on the 1st day following each calendar month in which consultant's services are provided to the Company.

          (b) Bonuses.
              -------
              Consultant shall receive the bonus specified in Schedule A, upon the terms and conditions specified in Schedule A. Such bonus shall be paid to Consultant within sixty (60) days after the end of the Company's 1996 fiscal year.

          (c) Options.
              -------
              Consultant shall receive the stock options specified in Schedule A, subject to the terms of the Company's 1993 Incentive and Nonqualified Stock Option Plan and the actual Option Grant dated February 7, 1996.

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          (d) Restricted Stock.
              ----------------
              Consultant shall receive the restricted stock specified in Schedule A, subject to the terms of the Restricted Stock Agreement dated as of February 8, 1996.

          (e) Expenses.
              --------
              The Company shall reimburse Consultant for all reasonable and documented out-of-pocket expenses incurred by Consultant in con-nection with the business of the Company and in performance of Consultant's duties under this Agreement.

     SECTION 4.  Termination by the Company.
                 --------------------------

     The Company shall have the right to terminate Consultant's engagement at any time for "Cause." For purposes of this Agreement, "Cause" shall mean (a) termination by action of a majority of the members of the Hills Stores Company's Board of Directors, because of:

          (i) The Consultant's willful or intentional failure or refusal to perform or observe any of the Consultant's material duties, responsibilities or obligations set forth in, or as contemplated under, this Agreement, if such breach is not cured within 30 days after notice thereof to the Consultant by the Company;

         (ii) Any willful or intentional act or failure to act involving fraud, theft, embezzlement, dishonesty or moral turpitude (collectively, "Fraud") affecting the Company or any supplier or employee of the Company; or

        (iii) Conviction of (or a plea of nolo contendere to) an offense which is a felony in the jurisdiction involved or which is a misdemeanor in the jurisdiction involved but which involves Fraud.

     SECTION 5.  Termination by Death.
                 --------------------

     In the event Consultant dies during the Term, Consultant's engagement shall terminate.

     SECTION 6.  Termination by Disability.
                 -------------------------

     In the event that Consultant suffers a disability which prevents Consultant from substantially performing Consultant's duties under this Agreement for a period of a least ninety (90) consecutive or nonconsecutive calendar days within any three hundred sixty-five (365) calendar day period, the Company shall have the right, after such ninety (90) calendar day period has elapsed, to terminate Consultant's engagement hereunder.

     SECTION 7.  Termination by Consultant.
                 -------------------------

     Notwithstanding any other provision of this Agreement, Consultant may terminate Consultant's engagement following a Change in Control, by written notice served upon the Company within thirty (30) calendar days after Consultant has knowledge of an event constituting "Good Reason."

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          (a) For purposes of this Agreement, the term "Change in Control" shall mean any one of the following events:

                (i) any "person" as such term is used in Sections 3(a)(9) and
                    13(d) of the Securities Exchange Act of 1934, other than Dickstein Partners Inc. and its Affiliates becomes a "beneficial owner," as such term is used in Rule 13-d-3 promogulated under such Act, of 30% or more of the voting stock of Hills Stores Company or the majority of the Board of Directors of Hills Stores Company consist of individuals other than Incumbent Directors, which term means the members of the Board on the date of this Agreement; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by a majority of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

               (ii) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of the assets of the Company on a consolidated basis;

              (iii) Hills Stores Company merges or combines with another company and, immediately after the merger or combination, the stock-holders of the Company immediately prior to the combination hold, directly or indirectly, (1) in the event Hills Stores Company is the surviving corporation 50% or less of the voting stock of the combined company or (2) in the event Hills Stores Company is not the surviving corporation 50% or less of the voting stock or other ownership interests of the entity or entities, if any, that succeed to the business of Hills Stores Company; or

               (iv) the Company sells all or substantially all of its assets determined on a consolidated basis.

          For purposes of this Agreement, the term "Good Reason" shall mean:

                (i) any action by the Company which results in a diminution of
                    Consultant's Senior Advisory Position or

               (ii) any failure by the Company to timely pay the amounts or pro-
                    vide the benefits prescribed by this Agreement, other than an isolated failure not occurring in bad faith and which is remedied promptly after receipt of written notice thereof given by Consultant.

          (b) In the event of (i) termination of this Agreement by the Company other than for Cause or (ii) termination of this Agreement by Con-sultant for Good Reason after a Change in Control, the Company shall continue to pay Consultant, the amounts described in Section 3 and in the manner set forth in Section 3 of this Agreement throughout the term of the Agreement.

     SECTION 8.  Acceleration and Expiration of Options.
                 --------------------------------------

          (a) Any options to purchase the Common Stock of the Company ("Options") granted by the Company to Consultant that have not yet become exercisable shall become exercisable upon the earliest to occur of (i) the termination of Consultant's engagement as a re-

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              sult of Consultant's death or disability; (ii) the termination by
              Consultant with Good Reason; after a Change in Control. Notwith-standing the foregoing, all Options, whether currently exercisable or not, shall expire and cease to be exercisable as follows:

                (i) if the Company terminates Consultant's engagement for Cause, immediately upon the effective date of such termination;

               (ii) if Consultant dies while engaged by the Company, six (6)
                    calendar months after Consultant's death; and

              (iii) if Consultant's engagement is terminated as a result of dis-
                    ability, six (6) calendar months after the effective date of such termination.

          (b) Notwithstanding the termination of this Consulting Agreement (pro-vided Consultant's stock options, as shown on Schedule A hereto, have not been otherwise terminated pursuant to the terms of this Consulting Agreement or the terms of the 1993 Incentive and Non-qualified Stock Option Plan) as long as Consultant is available, willing and able to provide the Consulting services contemplated by this Agreement, the stock options shown on Schedule A shall re-main in effect and all vesting and exercise rights of Consultant with respect to these options shall continue.

     SECTION 9.  Accelerated Vesting of Restricted Stock.
                 ---------------------------------------

     Consultant shall receive restricted stock grants from the Company which are subject to periodic vesting. In the event Consultant's engagement with the Company is terminated (a) as a result of Consultant's death or disability or (b) by Consultant with good reason after a Change in Control, then all restricted stock held by Consultant, not otherwise vested, shall become fully vested, subject to the terms of the restricted stock agreement between the Company and Consultant.

     SECTION 10.  No Mitigation; No Offset.
                  ------------------------

     Consultant shall be under no obligation to mitigate damages or the amount of any payment provided for under this Agreement by seeking another engagement or otherwise and there shall be no offset against amounts due Consultant under this Agreement on account of any remuneration attributable to any subsequent engagement that Consultant may obtain.

     SECTION 11.  Covenants of Consultant.
                  -----------------------

          (a) Consultant recognizes that the knowledge of, information con-cerning and relationship with customers, suppliers and agents, and the knowledge of the Company's business methods, systems, plans and policies which Consultant will establish, receive or obtain as a consultant to the Company, are valuable and unique assets of the business of the Company. Consultant will not, during or within two (2) years after the Term, disclose any such knowledge or in-formation pertaining to the Company, its customers, suppliers, agents, policies or other aspects of the business, for any reason or purpose, whatsoever except pursuant to Consultant's duties hereunder or as otherwise authorized by the Company in writing. The foregoing restriction shall not apply, following termination

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              of Consultant's engagement hereunder, to knowledge or information which (i) is in or enters the public domain without violation of this Agreement or other obligations of confidentiality by Consul-tant or his agents or representatives, (ii) Consultant can demon-strate was in his possession on a nonconfidential basis prior to the commencement of his engagement with the Company, or (iii) Consultant can demonstrate was received or obtained by him on a non-confidential basis from a third party who did not acquire it wrongfully or under an obligation of confidentiality, subsequent to the termination of his engagement hereunder.

          (b) All memoranda, notes, records or other documents made or compiled by Consultant or made available to Consultant while engaged con-cerning customers, suppliers, agents or personnel of the Company, or the Company's business methods, systems, plans and policies, shall be the Company's property and shall be delivered to the Company on termination of Consultant's engagement or at any other time on request.

          (c) During the term of the Consultant's engagement and for two (2) years thereafter, Consultant shall not, except pursuant to and in furtherance of his duties hereunder, directly or indirectly solicit or initiate contact with any employee of the Company with a view to inducing or encouraging such employee to leave the em-ploy of the Company for the purpose of being hired by Consultant, an employer affiliated with him or any competitor of the Company.

          (d) Consultant acknowledges that the provisions of this section are reasonable and necessary for the protection of the Company and that the Company will be irrevocably damaged if such covenants are not specifically enforced. Accordingly, Consultant agrees that, in addition to any other relief to which the Company may be en-titled in the form of actual or punitive damages, the Company shall be entitled to seek and obtain injunctive relief from a court of competent jurisdiction for the purposes of restraining Consultant from any actual or threatened breach of such covenants.

          (e) In the event that, following the termination of this Agreement, Consultant is entitled to receive any further payments other than for compensation or other amounts accrued prior to termination or expiration of this Agreement, such payments shall nonetheless cease and the Company shall no longer be obligated to make such payments if there is a material breach of any of the covenants in this section and Consultant shall forthwith upon demand of the Company repay any such amounts paid to Consultant subsequent to the date such breach occurred.

     SECTION 12.  Entire Agreement.
                  ----------------

     This Agreement contains the entire understanding of the parties with respect to the subject matter thereof, and, supersedes and replaces in its en-tirety any and all prior agreements and arrangements of the parties with respect to the subject matter hereof.

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     SECTION 13.  Governing Law.
                  -------------

     This Agreement and all matters and issues collateral thereto shall be governed by the laws of The Commonwealth of Massachusetts applicable to con-tracts performed entirely therein.

     SECTION 14.  Severability.
                  ------------

     If any of this Agreement, as applied to either party or to any circum-stance, shall be adjudged by a court to be void and unenforceable, the same shall in no way affect any other provision of this Agreement or the validity or enforceability thereof.

     SECTION 15.  Notices.
                  -------

     All notices or other communications hereunder shall be given in writing and shall be deemed given if served personally or mailed by registered or certified mail, return receipt requested, to the parties at their respective addresses indicated below, or at such other address or addresses as they may hereafter designate in writing

          To the Company c/o: Hills Stores Company
                              15 Dan Road
                              Canton, MA  02021-9128
                              ATTN: Vice President-Secretary
                                    & Corporate Counsel

          To the Consultant:  At the address noted on Exhibit A.

          IN WITNESS WHEREOF, the parties have executed this Agreement on February 7, 1996.


                                /s/ Chaim Edelstein
                                ------------------------------
                                Chaim Edelstein


                              HILLS DEPARTMENT STORE COMPANY
                              HILLS STORES COMPANY


                              BY:/s/ Gregory K. Raven
                                 ------------------------------
                                   President







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                                  SCHEDULE A
                                      TO
                             CONSULTING AGREEMENT
                                   BETWEEN
                        HILLS DEPARTMENT STORE COMPANY
                                     AND
                                 CONSULTANT


Name                          Chaim Y. Edelstein

Address                       1040 Park Avenue - 12E
                              New York, NY  10028

Title of Position             Senior Advisory Position and Consultant
                              for Hills Department Store Company and
                              Hills Stores Company

Term of Engagement            February 8, 1996 through February 7, 1997

Annual Consulting Fee         $400,000 - payable in equal monthly installments
                              of $33,333.00.

                              Bonuses

                              If the Consultant provides or is available to provide consulting service to the Company throughout the term of this Agreement, then Consultant shall be entitled to a performance bonus in accordance with the schedule set forth herein below, provided the Company's EBITDA goals for the year are achieved:

                              Bonus to be Paid

                                 $100,000   -  If 1996 Bank Plan EBITDA goal is
                                               achieved by Company.

                                 $200,000   -  If 1996 Operating Plan EBITDA
                                               goal is achieved by the Company.

                              In the event the actual EBITDA achieved by the Company is in excess of the Bank Plan, but less than the Operating Plan goal, then Consultant shall receive a bonus in excess of $100,000 which has been prorated on a straight-line basis to reflect the actual EBITDA performance achieved relative to the two EBITDA goals. (As an example, if EBITDA is halfway between the two goals, the bonus would be $150,000).

Options An option to purchase 30,000 shares of Hills Stores Company Common Stock which was granted on February 7, 1996. The purchase price is $10.125.

Restricted Stock              20,000 shares of restricted stock will be granted
                              to Consultant pursuant to a restricted stock agreement between Hills Stores Company and Consultant.

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